[FORM OF]
KRISPY KREME DOUGHNUTS, INC.
2012 STOCK INCENTIVE PLAN
DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of [_____] (the “Grant Date”), by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), and [_____], a member of the Board of Directors of the Company (the “Participant”).

W I T N E S S E T H:

     WHEREAS, the Board of Directors and shareholders of the Company have approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan, as it may be amended (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

     WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has, on behalf of the Company, granted to the Participant a nonqualified stock option to purchase shares of Common Stock of the Company as set forth below; and

     WHEREAS, this Agreement evidences the grant of such option pursuant to the Plan.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Summary of Grant

Number of Shares: [_____]
Option Price: [$_____]
Date of Grant: [_____]
Expiration Date: [_____]

2. Grant of Option

     This Agreement sets forth the terms of a nonqualified option (the “Option”) granted to the Participant to purchase from the Company, during the period specified in Sections 3 and 4 of this Agreement, a total of [_____] shares of Common Stock (the “Shares”), at the purchase price of [_____] per share (the “Option Price”), in accordance with the terms and conditions stated in this Agreement.

3. Vesting and Exercise of Option

     (a) The Option shall vest and become exercisable in increments in accordance with the schedule set forth below, provided that the Option shall vest and become exercisable with respect to an increment as specified only if the Participant is still in service as a Director on each such vesting date:

          (i) no portion of the Option shall vest or become exercisable prior to the date that is three months after the Grant Date;

          (ii) the Option shall vest and become exercisable with respect to 25% of the number of Shares subject to the Option (as indicated in Section 1) on the date that is three months after the Grant Date;

          (iii) the Option shall vest and become exercisable with respect to an additional 25% of the number of Shares subject to the Option (for a total of 50% of the number of Shares subject to the Option) on the date that is six months after the Grant Date;

          (iv) the Option shall vest and become exercisable with respect to an additional 25% of the number of Shares subject to the Option (for a total of 75% of the number of Shares subject to the Option) on the date that is nine months after the Grant Date; and

          (v) the Option shall vest and become exercisable with respect to the remaining 25% of the number of Shares subject to the Option (for a total of 100% of the number of Shares subject to the Option) on the date that is the first anniversary of the Grant Date.

     (b) Notwithstanding the vesting provisions described above, the Option shall vest and become exercisable with respect to 100% of the Shares upon the Participant’s termination of service as a Director if the Participant’s termination of service is due to his or her death or Disability.

     (c) In addition, the following provisions shall apply in the event of a Change in Control:

          (i) To the extent the successor company does not assume or substitute for the Option (or the Company is the ultimate parent corporation and does not continue the Option) on substantially equivalent terms (as determined by the Committee), the Option will become vested and exercisable in full upon the effective date of the Change in Control.

          (ii) Further, in the event that the Option is substituted, assumed or continued, the Option will become vested and exercisable in full if, within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or one year after the effective date of the Change in Control, the Participant ceases to serve as a Director, or, if the Company is not the surviving Company in the Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. For the purposes herein, “Company” shall include the successor to the Company’s business or assets, or if all or substantially all of the voting stock of the Company is held by another public company, such public company. In the event that vesting of the Option is accelerated as a result of a termination of service related to a Change in Control as provided herein, the Committee or the Board of Directors, in its discretion, may send the Participant prior written notice of the effectiveness of such event and the last day on which the Participant may exercise the Option. In such event, the Participant may, upon compliance with all of the terms of this Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice, and, to the extent the Option is not exercised, it shall (unless the Committee or the Board of Directors determines otherwise) terminate at 5:00 P.M., Winston-Salem, North Carolina time, on the last day specified in such notice. If no such notice is given, the Option shall terminate as provided in Section 4(d) herein.

     (d) The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable pursuant to the provisions above may be purchased pursuant to exercise of the Option at any date subsequent to vesting but prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

4. Termination of Option

     Unless adjusted by the Committee in its sole discretion, the Option shall remain exercisable as specified in Section 3 above until 5:00 p.m., Winston-Salem, North Carolina time, on the earliest to occur of the dates specified below, upon which date the Option shall terminate:

     (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

     (b) upon the expiration of three years following the Participant’s termination of service as a Director for any reason other than for Cause;

     (c) immediately upon the Participant’s termination of service as a Director for Cause;

     (d) on the last date specified in the notice described in Section 3(c) above in the event that the Participant ceases to serve as a Director (or director of the surviving entity) within six months before or one year after the effective date of a Change in Control upon such terms and conditions as are provided in Section 3(c) herein; provided that, if no such notice is given, the Option shall terminate on the one year anniversary of the date of the Participant’s termination of service; or

     (e) on the ten year anniversary of the Grant Date (the “Expiration Date”).

     Notwithstanding the foregoing, the term of the Option shall (unless the Committee determines otherwise) automatically be extended if exercise at the end of the original term would violate Applicable Law (including but not limited to the Company’s Securities Trading Policy), but such extension may not exceed 30 days from the expiration of the period during which exercise is prohibited, and any such extension must be in accordance with Reg. Section. 1.409A-1(b)(5)(v)(C)(1). Upon its termination, the Option shall have no further force or effect and the Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to the prior exercise of the Option.

5. Manner of Exercise of Option

     (a) Exercise. The Option may be exercised only by (i) the Participant’s delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Option Price multiplied by the number of Shares being purchased as specified in the Participant’s notice of exercise (the “Purchase Price”). The Participant’s notice of exercise shall be given in the manner specified in Section 10 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company. The notice of exercise shall be in the form attached to this Agreement or in another form provided by the Company. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with Applicable Law can be effected, with the Committee being the final arbitrator thereof, in its sole and absolute discretion, in the event of any dispute between the Company and the Participant with regard to the interpretation of such laws.

     (b) Form of Payment. Payment of the Purchase Price may be made by (i) cash or cash equivalent; (ii) authorizing a third party to sell a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full Purchase Price (that is, a broker-assisted cashless exercise); (iii) unless prohibited by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, (iv) unless prohibited by the Committee, by withholding Shares subject to the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price or portion thereof, or (v) combining the above methods.

     (c) Issuance and Delivery of Shares. As soon as practicable following receipt of such notice of exercise and payment, the Company shall notify the Participant of any payment required under subsection (d) below. The Company shall deliver a certificate or certificates for the Shares to the Participant (or provide other evidence of ownership of the Shares, such as tracking through book entry) as soon as practicable after the Participant has made any payment required under subsection (d) below. Shares issued pursuant to the exercise of the Option will be issued only in the name of the Participant and may not be transferred into the name of any agent of or nominee for the Participant until such time as the Participant has complied with the terms of this Agreement.

     (d) Taxes and Withholding.

          (i) The Participant shall be responsible for all federal, state, local, and foreign income taxes payable with respect to the Option and the exercise thereof. The Participant acknowledges that he or she may incur substantial tax liability arising out of the exercise of the Option and that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

          (ii) The Company shall have the power and right to deduct or withhold, or require the Participant to remit to the Company in cash, an amount sufficient to satisfy federal, state, local, and foreign taxes (including but not limited to the Participant’s FICA obligation), if any, required by law to be withheld with respect to any taxable event arising in connection with the Option. In lieu of the payment specified in this paragraph, the Participant may satisfy the obligation, in whole or in part, by the methods specified in subsection (b)(i) and (ii) above. In addition, unless the Committee determines otherwise and subject to such conditions as may be established by the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares with a Fair Market Value equal to (but not in excess of) the minimum statutory tax required to be withheld. The right to satisfy this obligation by cashless exercise or the withholding of Shares may be withdrawn by the approval of the Committee.

     (e) Delay In Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to the Participant, any law, or any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction over such matter, shall require either the Company or the Participant to take any action in connection with the Shares then to be issued, the issuance of such Shares shall be deferred until such action shall have been taken; the Company shall be under no obligation to take such action; and the Company shall have no liability whatsoever as a result of the non-issuance of such Shares, except to refund to the Participant any consideration tendered in respect of the Purchase Price.

     (f) Stop Transfer Instructions. The Company may impose stop-transfer instructions with respect to any Shares (or other securities) subject to any restriction set forth in this Agreement until the restriction has been satisfied or terminates.

6. Nontransferability

     The Option shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, except for transfers without consideration if and to the extent permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, the Option shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

7. No Rights as a Shareholder

     The Participant shall not have any rights as a shareholder with respect to the Shares subject to his or her Option until the issuance of such Shares to the Participant pursuant to the exercise of the Option.

8. No Right to Service or Future Grants; Compliance with Applicable Law

     (a) Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company shall continue the services of the Participant as a Director nor shall this Agreement affect in any way the right of the Company’s shareholders to terminate the services of the Participant at any time and for any reason. The Participant acknowledges and agrees that the award and acceptance of the Option pursuant to this Agreement does not entitle the Participant to future grants under the Plan or any other plan.

     (b) The Company may impose such restrictions on the Option, the Shares, and any other benefits underlying the Option hereunder as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any securities exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. The Company shall not be obligated to issue, deliver, or transfer Shares, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register Shares or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification, or listing requirements of any state or foreign securities laws, or securities exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Option hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

9. Successors and Assigns

     (a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Company, whether by merger, consolidation, or the sale of all or substantially all of the Company’s assets.

     (b) This Agreement shall be binding upon and inure to the benefit of the Participant and his or her legal representative and any person to whom the Option may be transferred by will, the applicable laws of intestate succession, or otherwise in accordance with the terms of the Plan.

10. Notices

     Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of the Participant, to the Participant’s address as shown on the Company’s records.

11. Entire Agreement

     The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and the Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and the Shares other than as set forth in this Agreement and in the Plan.

12. Amendment of Agreement

     This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto and otherwise in accordance with the Plan. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws).

13. Severability

     The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

14. Waiver

     The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

15. Plan Controls

     This Agreement and the Option are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference), and the Participant agrees to be bound by the terms and conditions of the Plan. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control, unless the Committee determines otherwise.

16. Agreement to be Bound by Plan

     The Participant acknowledges that the Participant fully understands his or her rights under the Plan, and that the Participant agrees to be bound by all terms and conditions of the Plan. The Participant acknowledges that the Participant has received a copy of the Plan prospectus.

17. Authority of Committee

     All determinations made by the Committee with respect to the interpretation, construction, and application of any provision of this Agreement shall be final, conclusive, and binding on the parties.

18. Covenants and Representations of the Participant

     The Participant represents, warrants, covenants, and agrees with the Company as follows:

     (a) The Participant has not relied upon the Company with respect to any tax consequences related to the Option or the Shares. The Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections the Participant may be required or find desirable to file in connection therewith.

     (b) The Participant will not distribute or resell any Shares (or other securities) issuable upon exercise of the Option granted hereby in violation of Applicable Law. The Participant shall comply with all provisions of the Company’s Securities Trading Policy, as in effect from time to time.

     (c) The agreements, representations, warranties, and covenants made by the Participant herein with respect to the Option shall also extend and apply to all of the Shares issued to the Participant from time to time pursuant to exercise of the Option. Acceptance by the Participant of any certificate representing the Shares (or other evidence of beneficial ownership) shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein continue to be true and correct at that time.

     (d) As a condition to receiving this award, the Participant agrees to abide by the Company’s Equity Retention Policy, Compensation Recovery Policy, and Stock Ownership Guidelines and/or other similar policies, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply to the Participant under Applicable Law.

19. Limitation of Liability

     The liability of the Company under this Agreement and in the award of the Option hereunder is limited to the obligations set forth herein with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Participant or any others with respect to any loss, cost, or expense which the Participant or any others may incur in connection with or arising out of any transaction involving the Option or the Shares.

20. Governing Law

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws, and in accordance with applicable federal laws.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement hereto as of the day and year first above written.

KRISPY KREME DOUGHNUTS, INC.

By:
Title:

PARTICIPANT

Signature:
Printed Name:

STOCK OPTION EXERCISE FORM

This form must be completed and returned to Krispy Kreme’s Chief Financial Officer on or before 1:00 p.m. Eastern Standard Time on date of exercise.

SECTION I

NAME (please print):	SOCIAL SECURITY NO.:

HOME ADDRESS:	WORK ADDRESS:

HOME TELEPHONE:	WORK TELEPHONE:

SECTION II: I wish to exercise the following options:

A	B	C	D
	NUMBER OF	EXERCISE	TOTAL PURCHASE PRICE:
GRANT DATE	OPTIONS	PRICE	(COLUMN B x COLUMN C)

TOTAL

SECTION III		SECTION IV
I elect to pay for my shares (check one):		I elect to pay my taxes on this transaction
(check one):

☐	Broker assisted Cashless Exercise	☐	Sell shares to cover taxes (Broker assisted
Cashless Exercise)

☐	Cash Purchase by Check (payable to	☐	Check (payable to Krispy Kreme Doughnuts, Inc.)
Krispy Kreme Doughnuts, Inc.)
		☐	Share withholding
☐	Share delivery

☐	Share withholding

Signature	Date of Exercise

Return	KRISPY KREME DOUGHNUTS, INC.
form to	ATTN: Chief Financial Officer
370 Knollwood Street
Winston-Salem, NC 27103
Phone: 336-725-2981